Exhibit 10.4

FORM OF SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made as of [●], 2023 by and among (i) Newcourt Acquisition Corp, a Cayman Islands exempted company (“SPAC”), (ii) Psyence Biomed II Corp., a corporation organized under the laws of Ontario, Canada (the “Target”), (iii) Psyence Biomedical Ltd, a corporation organized under the laws of Ontario, Canada (“NewCo”), and (iv) Psyence Group Inc., a corporation organized under the laws of Ontario, Canada (“Parent”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement.

WHEREAS, on July 31, 2023, (i) SPAC, (ii) Newcourt SPAC Sponsor LLC, a Delaware limited liability company, (iii) Psyence (Cayman) Merger Sub, a newly formed Cayman Islands exempted company and a wholly-owned subsidiary of NewCo (“Merger Sub”), (iv) Parent (v) the Target, (vi) Psyence Biomed Corp., a corporation organized under the laws of British Columbia, Canada (now continued under the laws of the Province of Ontario), and (vii) NewCo entered into that certain Amended and Restated Business Combination Agreement (as may be amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, (i) Parent will contribute Target to NewCo in exchange for shares of NewCo common stock (the “Share Exchange”) and (ii) immediately following the Share Exchange, Merger Sub will merge with and into SPAC, with SPAC being the surviving company in the merger (the “Merger”) and each outstanding security of SPAC immediately prior to the effective time of the Merger will convert into the right to receive a substantially equivalent security of NewCo, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law; and

WHEREAS, as a condition to the willingness of SPAC to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Parent thereunder, and the expenses and efforts to be undertaken by SPAC to consummate Business Combination (as defined below), SPAC, NewCo, the Target and Parent desire to enter into this Agreement in order for Parent to provide certain assurances to SPAC regarding the manner in which Parent is bound hereunder to vote any shares of capital stock of the Target which Parent Beneficially Owns (the “Covered Shares”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) and the other matters set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, and intending to be legally bound hereby, the parties hereby agree as follows:

1.            Covenant to Vote in Favor of the Merger. Parent irrevocably agrees, with respect to all of the Covered Shares:

(a)            during the Voting Period, Parent hereby agrees that it shall (i) vote all Covered Shares Beneficially Owned by it in favor of the Share Exchange and the other transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”) and each other proposal related to the Business Combination included on the agenda for the special meeting of the shareholders of Target relating to the Business Combination, (ii) when such meeting of Target’s shareholders is held, appear at such meeting or otherwise cause such Covered Shares to be counted as present thereat for the purpose of establishing a quorum; and (iii) vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of such Covered Shares against (1) any Competing Transaction or (2) any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Share Exchange or any of the other transactions contemplated by the Business Combination Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Target under the Business Combination Agreement or any other agreement entered into in connection with the Business Combination or result in any of the conditions set forth in Article IV of the Business Combination Agreement not being fulfilled, result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent contained in this Agreement or change in any manner the dividend policy or capitalization of, including the voting rights of, any class of Equity Securities of the Target;

(b)            not to deposit, except as provided in this Agreement, any Covered Shares Beneficially Owned by Parent in a voting trust that would not be subject to the terms of this Agreement in respect of such Covered Shares;

(c)            except as contemplated by the Business Combination Agreement or the Ancillary Agreements, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of the Target capital stock in connection with any vote or other action with respect to Business Combination, other than to recommend that stockholders of the Target vote in favor of adoption of the Business Combination Agreement; and

(d)            to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to the Business Combination, the Business Combination Agreement, and the Ancillary Agreements.

2.            Transfers.

(a)            Parent agrees that until the earlier of the consummation of the Closing or the valid termination of the Business Combination Agreement in accordance with its terms, it shall not, and shall cause its Affiliates not to, without SPAC’s prior written consent, (i) Transfer any or all of the Covered Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Covered Shares; or (iii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Parent’s ability to perform its obligations under this Agreement. The Target hereby agrees that it shall not permit any Transfer of the Covered Shares in violation of this Agreement.

(b)            Notwithstanding the provisions set forth in Sections 2(a), Transfers of the Covered Shares or other Equity Securities of the Target and that are held by Parent or any of his, her or its permitted transferees (that have complied with this Section 2(b)), are permitted (i) in the case of an entity, to any officer, director or affiliate of Parent; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; or (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; provided, however, that in the case of clauses (i) through (iii), such permitted transferees must, before any such Transfer is effected, enter into a written agreement with SPAC (if prior to the Effective Time) and the Target agreeing to be bound by this Agreement (including the provisions relating to voting and transfer restrictions).

(c)            Parent agrees during the Voting Period to not take or agree or commit to take any action that would make any representation and warranty of Parent contained in this Agreement inaccurate in any material respect.

3.            Representations and Warranties of Parent. Parent hereby represents and warrants to SPAC, NewCo and the Target as follows:

(a)            it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and such party has all necessary power and authority to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby;

(b)            this Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of Parent, enforceable against Parent in accordance with the terms hereof except as such may be limited by bankruptcy, insolvency, winding-up, reorganization or other Laws affecting creditors’ rights generally, by general equitable principles and mandatory applicable Laws;

(c)            the execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Parent, or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon Parent or the Covered Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Parent of its obligations under this Agreement;

(d)            there is no Proceeding pending against Parent before any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Parent of its, his or her obligations under this Agreement;

(e)            Parent has not entered into any agreement that would restrict, limit or interfere with the performance of Parent’s obligations hereunder;

(f)            Parent has good title to all of the Covered Shares, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such Covered Shares (other than transfer restrictions under the Securities Act)) affecting any such Covered Shares, other than pursuant to (i) this Agreement, (ii) the Target’s Governing Documents, or (iii) the Business Combination Agreement; and

(g)            the Covered Shares are the only shares of capital stock of the Target owned of record or Beneficially Owned by Parent as of the date hereof, and none of such Covered Shares is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Covered Shares, except as provided in this Agreement or the organizational documents of the Target.

4.            New Securities. If, and as often as, (a) there are any changes in the Target or the Equity Securities of the Target by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other similar means that result in Parent acquiring new Equity Securities of the Target, (b) Parent purchases or otherwise acquires beneficial ownership of any Equity Securities of the Target after the date of this Agreement, or (c) Parent acquires the right to vote or share in the voting of any Equity Securities of the Target after the date of this Agreement (such other Equity Securities of the Target, collectively the “New Securities”), then, in each case, such New Securities acquired or purchased by Parent shall be subject to the terms of this Agreement to the same extent as if they constituted Covered Shares owned by Parent as of the date hereof. For the avoidance of doubt, this Section 4 shall not apply to any Equity Securities of the Target acquired after the Closing or pursuant to any PIPE Investment.

5.            Miscellaneous.

(a)            Entire Agreement; Amendment; Waiver. This Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including, without limitation, with respect to Parent. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by SPAC, NewCo, the Target and the other parties charged with such change, amendment, modification or waiver, it being acknowledged and agreed that the Target’s execution of such an instrument will not be required after any valid termination of the Business Combination Agreement. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(b)            Assignment; Binding Effect. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder, other than in conjunction with Transfers expressly permitted by Section 2 (and subject to the terms thereof), without the prior written consent of the other parties. Any purported assignment in violation of this Section 5(b) shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on Parent, SPAC, NewCo and the Target and their respective successors, heirs and permitted assigns or transferees.

(c)            No Third Party Beneficiaries. Nothing in this Agreement shall be construed to confer upon, or give to, any Person other than the parties hereto any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and permitted assigns or transferees.

(d)            Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(e)            Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any other state court of the State of Delaware or the United States District Court for the District of Delaware), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any other state court of the State of Delaware or the United States District Court for the District of Delaware), (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery or in any other state court of the State of Delaware or the United States District Court for the District of Delaware, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 12.3 of the Business Combination Agreement. Nothing in this Section 5(e)shall affect the right of any Party to serve legal process in any other manner permitted by Law. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(e).

(f)             Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 12.3 of the Business Combination Agreement to the applicable party at its principal place of business.

(g)            Termination. This Agreement shall terminate on the valid termination of the Business Combination Agreement in accordance with its terms. In the event of a valid termination of the Business Combination Agreement in accordance with its terms, this Agreement shall be of no force and effect. No such termination or reversion shall relieve Parent, SPAC or the Target from any liability resulting from a breach of this Agreement occurring prior to such termination.

(h)             Remedies. Parent hereby agrees and acknowledges that SPAC and the Target, would be irreparably injured in the event of a breach by Parent of its, his or her obligations under Section 1 or Section 2, as applicable, of this Agreement. Further, monetary damages would not be an adequate remedy for any breach described in the foregoing sentence and the non-breaching party shall be entitled to an injunction, specific performance or other equitable relief, in addition to any other remedy that such party may have in law or in equity, in the event of any such breach (without providing any bond or other security in connection with any such remedy). Parent hereby agrees that it will not allege, and hereby waives the defense, that SPAC or the Target, has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

(i)            Definitions. As used herein, (i) “Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Securities Exchange Act; (ii) “Transfer” means the (A) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or interest in, any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

(j)            Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(k)            Further Assurances. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

(l)            Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

SPAC:

NEWCOURT ACQUISITION CORP

By:
Name:
Title:

NewCo:

PSYENCE BIOMEDICAL LTD.

By:
Name:
Title:

The Target:

PSYENCE BIOMED II CORP

By:
Name:
Title:

[Signature Page to Support Agreement]

Parent:
PSYENCE GROUP INC.

By:
Name:	Neil Maresky

Number and Type of Covered Shares:

__________ Target Common Shares

Address for Notice:

Address: 121 Richmond Street West, Penthouse,

Suite, 1300, Toronto, Ontario, M5H 2K1
Facsimile No.: N/A
Telephone No.: +27 744 604 171
 Email: Taryn@Psyence.com

[Signature Page to Support Agreement]